CORPORATE RELATIONS AGREEMENT

         This Corporate Relations Agreement (the "Agreement") is entered into on this 22nd day of March, 1999, between Corporate Relations Group, Inc., a Florida corporation ("CRG"), and iLink Telecom, Inc. a Nevada corporation ("Client").

         Whereas,   CRG  is  in  the  business  of  planning,   developing   and
implementing advertising, marketing and promotional campaigns for corporations and other business entities ("Advertising and Promotional Services");

         Whereas, the Client desires to retain CRG to provide the Advertising and Promotional Services, and CRG desires to provide such Advertising and Promotional Services to Client, pursuant to the terms, conditions and provisions contained in this Agreement;

         Now, therefore, in consideration of the mutual promises contained herein and other good and valuable consideration the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound hereby, agree as follows:

         1. Advertising and Promotional Services. Subject to Client's compliance with each of the representations, warranties and covenants and agreements made by Client in this Agreement, CRG agrees to provide to Client the Advertising and Promotional Services identified on Exhibit A which is attached hereto and incorporated herein by reference, for the period commencing on the latter of (the "Effective Date") the date that this Agreement is executed and delivered by Client or the date that CRG receives payment of its fees as herein provided and expiring on the 365th day following the effective date of this Agreement (the "Term").

         2. Obligations and Responsibilities of Client. As of the date hereof and during the Term of this Agreement, Client agrees as follows.

          1.   Representation and Warranties.

         Client represents and warrants to CRG that:

               (1) Organization. Client is a corporation duly organized, validly existing and in good standing under the laws of the State of its incorporation and it is duly qualified to do business as a foreign corporation in each jurisdiction in which it owns or leases property or engages in business.

               (2) Formal Action. Client has the corporate power and authority to execute and deliver this Agreement and to perform each of its obligations hereunder and this Agreement has been duly approved by Client's Board of Directors.

               (3) Valid and Binding Agreement. This Agreement has been duly executed and delivered by Client and is the valid and binding obligation of Client enforceable against it in accordance with its terms.

               (4) No Violation. The execution, delivery and performance of this Agreement does not and will not violate any provisions of the charter or bylaws of Client or any agreement to which Client is a party or any applicable law or regulation or order or decree of any court, arbitrator or agency of government and no action of, or filing with, any governmental or public body or authority is required in connection with the execution, delivery or performance of this Agreement.

               (5) Litigation. No action, suit or proceeding is pending against or affecting the Client or any of its properties before any court, arbitrator or governmental body or administrative agency and none of the persons owning beneficially or of record more than 10% of the outstanding capital stock of the Client or any of the directors or officers of Client is a party to any action, suit or proceeding before any federal or state court, arbitrator or governmental body or administrative agency (other than routine traffic violations) and no such person has been a party to any such proceedings for more than the past five years.

               (6) Accuracy of Information. The information furnished by Client to CRG regarding the business, operations, financial condition, including financial statements, business plans and biographical information regarding the Client's directors and officers (collectively referred to as the "Information Package") is complete and accurate in all material respects and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made not misleading.

                    2.   Covenants and Agreements.

                  Client covenants and agrees to comply with the following covenants:

               (1) Client Certification. Client acknowledges that it is responsible for the accuracy and completeness of the Information Package and for all other information furnished to CRG and for the accuracy and completeness of the contents of all materials prepared by CRG for and on behalf of Client. The Client hereby designates the individuals listed on Exhibit B attached hereto and incorporated herein by reference as the duly authorized representatives of Client for purposes of certifying to CRG the accuracy of all documents, advertisements or other materials prepared by CRG for and on behalf of Client. The Client agrees to promptly advise CRG in writing of any condition, event, circumstance or act that would constitute a material adverse change in the business, properties, financial condition or business prospects of the Client or which would make any of the information contained in the Information Package or in any report, advertorial or other document prepared by CRG for and on behalf of Client misleading in any material respect. Client hereby agrees that CRG and its directors, officers, agents and employees may rely on the Information Package and on all other information furnished by Client, and on each and every certification provided by an authorized representative of Client, until CRG is advised in writing by an authorized representative of Client that the information previously furnished to CRG is inaccurate or incomplete in any material respect. Client acknowledges that CRG shall have no obligation to provide services hereunder until it has received a written certificate from an authorized representative of Client as follows: CRG shall prepare proofs and/or tapes of the agreed upon materials and information, as set for dissemination, for the Client's review and approval and Client shall sign and return such materials marking all corrections and changes that the Client believes appropriate. Client acknowledges that CRG will make oral representations based on the information furnished hereunder and the Client authorizes such representations.

               (2) Books and Records. Client shall maintain true and complete books, records and accounts in which true and correct entries shall be made of its transactions in accordance with generally accepted accounting principles consistently applied ("GAAP").

               (3) Financial and Other Information. Client agrees to furnish to CRG the following information:

                    (i) Annual Financial Statements. As soon as practicable, and in any event within 90 days after the close of the Client's fiscal year, annual financial statements including a balance sheet, an income statement, a statement of cash flows, and a statement of stockholder's equity, and all notes thereto prepared in accordance with GAAP and audited by an independent certified public accountant.

                    (ii) Quarterly Financial Statements. As soon as practicable, and in any event within 45 days after the end of each fiscal quarter, quarterly financial statements, including a balance sheet, a quarterly and year-to-date income statement, a statement of cash flows, and a statement of stockholder's equity, prepared by Client in accordance with GAAP and certified by the chief financial officer and chief executive officer of Client as fairly presenting, subject to normal year-end audit adjustments, the Client's financial position as of and for the periods indicated.

               (4) CRG Reliance on Clients's Full Disclosure. Client will provide, or cause to be provided, to CRG all financial and other information requested by CRG for the purpose of rendering its services pursuant to this Agreement. Client recognizes and confirms that CRG will use such information in performing the services contemplated by this Agreement without independently verifying such information and that CRG does not assume any responsibility for the accuracy or completeness of such information. The persons executing this Agreement on behalf of Client certify that there is no fact known to them which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of the Client which has not been set forth in written form delivered by Client to CRG. The persons executing this Agreement on behalf of Client agree to keep CRG promptly informed of any facts hereafter know to Client which materially adversely affects or may (so far as the Client's senior management can now reasonably foresee) materially adversely affect the business, properties, condition (financial or other) or operations (present or prospective) of Client.

               (5) Legal Representation. Client acknowledges and agrees that it has been and will continue to be, represented by legal counsel experienced in corporate and securities laws and Client acknowledges that it has been advised as to the obligations imposed on it pursuant to such laws and understands that it will have the obligation and responsibility to see that all such laws are complied with at all times during the Term of this Agreement.

     3. Compensation. In consideration of the Advertising and Promotional Services to be performed by CRG hereunder, Client hereby agrees to compensate CRG in the manner and in the amount specified in Exhibit C which is attached hereto and incorporated herein by reference thereto. In addition to the compensation to be paid to CRG as provided in Exhibit C, Client shall reimburse CRG promptly after a written request therefor accompanied by appropriate documentation, for all reasonable (less than $1,000.00) out-of-pocket expenses (including reasonable fees and disbursements of CRG's counsel, if any) incurred in connection with providing services hereunder or to the extent provided in Exhibit C.

     4. Indemnity. Client acknowledges that it is responsible for the accuracy of the Information Package and all other information provided to CRG and for the contents of all materials, advertorials and other information prepared by CRG for an on behalf of Client as provided herein and Client agrees to indemnify CRG in accordance with the Indemnification Agreement set forth in Exhibit D, which is attached hereto and incorporated herein by reference.

     5. Relationship of the Parties. This Agreement provides for the providing of marketing, promotional and advertising services by CRG to Client and the provisions herein for compliance with financial covenants, delivery of financial statements, and similar provisions are intended solely for the benefit of CRG to provide it with information on which it may rely in providing services hereunder and nothing contained in this Agreement shall be construed as permitting or obligating CRG to act as a financial or business advisor or consultant to Client, as permitting or obligating CRG to participate in the management of client's business, as creating or imposing any fiduciary obligation on the part of CRG with respect to the provisions of services hereunder and CRG shall have no such duty or obligation to client, as providing or counseling Client as to the compliance by Client with any federal or state securities or other laws effecting the services to be provided hereunder, or as creating any joint venture, agency, or other relationship between the parties other than as explicitly and specifically stated in this Agreement. The Client acknowledges that it has had the opportunity to obtain the advice of experienced counsel of its own choosing in connection with the negotiation and execution of this Agreement, the provision of services hereunder and with respect to all matters contained herein, including, without limitation, the provisions of Section 4 hereof.

     6. Survival of Certain Provisions. The Client's obligations to pay the fees and expenses of CRG pursuant to Section 3 of this Agreement and to comply with the indemnification provisions pursuant to Section 4 shall remain operative and in full force and effect regardless of any termination of this Agreement and shall be binding upon, and shall inure to the benefit of, CRG and, in the case of the indemnity agreement, the persons, agents, employees, officers, directors and controlling persons referred to in the Indemnification Agreement, and their respective successors and assigns and heirs, and no other person shall acquire or have any right under or by virtue of this Agreement. All amounts paid or required to be paid under Sections 3 and 4 of this Agreement shall be fully earned on the Effective Date of this Agreement notwithstanding prior termination of this Agreement.

     7. Termination. CRG shall have the right in its sole and absolute discretion to terminate its obligations hereunder and to immediately cease providing Advertising and Promotional Services pursuant to this Agreement if CRG, in the exercise of its reasonable judgment, believes that the representations and warranties made by Client hereunder are inaccurate in any material respect or if Client breaches any of its covenants and agreements contained herein or if any federal or state governmental agency or instrumentality institutes an investigation or suit against Client or pertaining to the services hereunder.

     8. Non-Solicitation Covenant. Client agrees that it will not directly or indirectly during the term of this Agreement or for three years following the termination or expiration of this Agreement, either voluntarily or involuntarily, for any reason whatsoever, recruit or hire or attempt to recruit or hire any employee of CRG or of any of its affiliates or subsidiaries, or otherwise induce any such employees to leave the employment of CRG or of any of its affiliates or subsidiaries or to become an employee of or otherwise be associated with Client or any affiliate or subsidiary of Client. Client acknowledges that CRG and its affiliates and subsidiaries have invested a significant amount of time, energy and expertise in the training of their employees to be able to provide Advertising and Promotional Services and Client therefore agrees that this covenant is reasonable and agrees that the breach of such covenant is very likely to result in irreparable injury to CRG, which is unlikely to be adequately compensated by damages. Accordingly, in the event of a breach or threatened breach by Client of this Section 8, CRG shall be entitled to an injunction restraining Client and any affiliate, subsidiary or director or officer thereof from recruiting, or hiring or attempting to recruit or hire any employee of CRG or of any affiliate or subsidiary of CRG. Nothing herein shall be construed as prohibiting CRG from pursuing any other remedies available to CRG for such breach or threatened breach, including recovery of damages from Client. The undertakings herein shall survive the termination or cancellation of the Agreement for three years.

     9. Miscellaneous.

          A. Governing Law. This Agreement shall be governed by the laws of the State of Florida applicable to contracts executed and performed in the Circuit Court, Orange County, in the State of Florida (without regard to the principles of conflicts of laws).

          B. Entire Agreement. This Agreement and the Exhibits hereto embody the entire agreement of the parties with respect to its subject matter. There are no restrictions, promises, representations, warranties, covenants, or undertakings other than those expressly set forth or referred to herein. This Agreement supersedes all prior agreements and understandings between the parties with respect to its subject matter.

          C. Amendments to be in Writing. This Agreement may be amended only in a writing signed by all of the parties.

          D. No Waivers by Course of Dealing; Limited Effect of Waivers. No waiver shall be effective against any party unless it is in a writing signed by that party. No course of dealing and no delay on the part of CRG in exercising its rights shall operate as a waiver of that right or otherwise prejudice CRG. CRG's failure to insist upon the strict performance of any provision of this Agreement, or to exercise any right or remedy available to CRG, shall not constitute a waiver by CRG of such provision. No specific waiver by CRG of any specific breach of any provision of this Agreement shall operate as a general waiver of the provision or of any other breach of the provision. Client shall have no right to cure any breach except as specifically provided herein.

          E.   Counterparts.   This   Agreement  may  be  executed  in  multiple
               counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

          F. Cumulation of Rights and Remedies. No right or remedy of CRG under this Agreement is intended to preclude any other right or remedy and every right and remedy shall coexist with every other right and remedy now or hereafter existing, whether by contract, at law, or in equity.

          G. Successors and Assigns. This Agreement shall inure to the benefit of and be binding upon the parties and their successors and assigns. Client shall not have any right to assign any of its rights or delegate any of its obligations or responsibilities under this Agreement except as expressly stated herein.

          H. Payment of Fees and Expenses on Enforcing Agreement. In the event of any dispute between the parties arising out of or related to this Agreement or the interpretation thereof, at the trial level or appellate level, the prevailing party shall be entitled to recover from the non-prevailing party all costs and expenses, including reasonable fees and disbursements of counsel which may be incurred in connection with such proceeding, without limitation, including any costs and expenses of experts, witnesses, depositions and other costs.

          I. Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing, and shall be delivered to the parties at the addresses set forth below (or to such other addresses as the parties may specify by due notice to the others). Notices or other communications shall be effective when received at the recipient's location (or when delivered to that location if receipt is refused). Notices or other communications given by facsimile transmission shall be presumed received at the time indicated in the recipient's automatic acknowledgment. Notices or other communications given by Federal Express or other recognized overnight courier service shall be presumed received on the following business day. Notices or other communications given by certified mail, return receipt requested, postage prepaid, shall be presumed received 3 business days after the date of mailing.

                           Client:          iLink Telecom, Inc.
                                            1190 Hornby Street, Suite 201
                                            Vancouver, BC V6Z 2K5

                                            Attn: Amar Bahadoorsingh
                                            Fax: 604-689-5320



                           Corporate Relations Group:


                                            Attn:  Roberto E. Veitia, President
                                            Fax:    (407) 628-0807






          J. Headings. The headings in this Agreement are intended solely for convenience of reference. They shall be given no effect in the construction or interpretation of this Agreement.

          K. Severability. The invalidity or unenforceability of any provision of this Agreement shall not impair the validity or enforceability of any other provision.

     In Witness Whereof, the parties have executed this Agreement as of the date first above written.


Attest:                                                iLink Telecom, Inc.:

By:                                               By:
         Secretary                                    --------------------
                                                      Amar Bahadoorsingh,
                                                      President

[Corporate Seal]



Attest:                                             Corporate Relations Group

By:                                                 By:
         Secretary                                     ------------------------
                                                       Roberto E. Veitia,
                                                       President

[Corporate Seal]

                                    EXHIBIT A

                      Advertising and Promotional Services

The services to be provided are as follows:

A. Growth Industry Report - A minimum of four-page, two-color follow-up mail pieces designed for additional informational purposes, that is mailed to respondents, in addition to those brokers requesting said information. A total of 10,000 will be printed to satisfy CRG's responsibility to the Client. Any additional Growth Industry Reports needed or requested by the Client will be at the Client's expense.

B. The Lead Distribution Program - CRG will contact retail brokers, market makers and/or money managers and will arrange a meeting between representative of the Client and interested retail brokers, market makers, and money managers, which will include a show and tell from the top management of the "Client" in disseminating information to these interested parties. The aforementioned may be accomplished by a Road Show.

This process will begin immediately upon CRG receiving the payment as stipulated in Exhibit "C".

C.   Other Advertising and Promotional Services.

          1. Public relations exposure to newsletter writers, trade and financial publications. The Client shall be totally responsible for all travel expenses for the purpose of due diligence of the Client by financial newsletter writers and/or brokers. The Client will have total pre-approval rights on these trips. Road Show(s)
               - Locations to be determined. Client will cover all expenses of Road Show(s). Client will have prior approval of those expenses. CRG will be responsible for CRG's own travel expenses to support the show

          2. Preparation of a Broker Bullet Sheet to be sent to every broker who indicates an interest in the Client.

          3. Lead Tracking Summary maintained for all response leads generated and provided to the "Client" monthly.

          4. Press releases - Up to four (4) press releases - the first Press Release shall announce the hiring of CRG by the "Client"; with three Press Releases remaining which may be extended at the option of the "Client", at the Client's expense, at a rate of $1,000.00 per Press Release. Should the Client chose to publish their own Press Release, CRG shall be mentioned as the Client's Public Relations firm.

          5. CRG will distribute at its cost the due diligence packages to all inquiring brokers only. The Client shall supply the necessary materials for this package, if an Arrow Marketing Contract is not entered into. In the event an Arrow Marketing Contract is not entered into, the Client will provide CRG with 300 packages or in the alternative provide a master to CRG and CRG will then charge the Client for the cost of reproduction.

          6. CRG targets a minimum of 3% return of qualified investor leads specifically generated for the Client.

D.   Performance  By Client.
          1. Client is required to do a Standard & Poor's listing at the Client's expense.

          2. Client is required to provide CRG with all S& P listings on their attorney's stationary.

          3. Client will provide its shareholder's with audited financials on a yearly basis and unaudited financials on a quarterly basis.

          4.   Client agrees to send CRG, DTC sheets on a weekly basis.

          5. Client agrees to provide CRG with a complete shareholders list on a semi-annual basis.

          6. Client will use its reasonable best efforts to register or qualify any shares of common stock of Client under the securities or blue sky laws of such jurisdictions as any broker or market maker may reasonably request and do any and all other acts and things which may be reasonably necessary or advisable to enable such broker or market maker to consummate the disposition in such jurisdictions of shares of common stock of Client, provided that the Client will not be required to (1) qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this Section and (2) subject itself to taxation in any such jurisdiction or (3) consent to general service of process in any such jurisdiction.

         The parties hereto by signing this Exhibit in the space provided below signify their agreement regarding the service to be provided by CRG under the Agreement.

                                          iLINK TELECOM, INC.


                                          By:  ________________________________
                                               Amar Bahadoorsingh, President


                                          CORPORATE RELATIONS GROUP, INC.


                                          By:  ________________________________
                                               Roberto E. Veitia, President

                                    EXHIBIT B



Client hereby designates the following person or persons to act on its behalf for the purposes set forth in Section 2.B.(1) of the Agreement.



------------------------------------        ---------------------------------
DIRECTOR (PLEASE SIGN)                      DIRECTOR (PLEASE PRINT)


------------------------------------        ---------------------------------
PRESIDENT (PLEASE SIGN)                     PRESIDENT (PLEASE PRINT)


------------------------------------        ---------------------------------
VICE PRESIDENT (PLEASE SIGN)                VICE PRESIDENT (PLEASE PRINT)

                                    EXHIBIT C

                                  COMPENSATION



1. Client agrees to pay CRG Forty Thousand ($40,000.00 ) in cash on execution and delivery of the Agreement.


2. Client acknowledges that the consideration to be paid to CRG shall be fully earned on the date that CRG commences providing services under the Agreement regardless of whether the Agreement is terminated as provided in the Agreement prior to completion of all services.

3. Client agrees to pay or reimburse CRG for all expenses arising out of or related to the provision of services by CRG under the Agreement to the extent provided in the Agreement and/or in Exhibit A thereto.

         The parties hereto by signing this Exhibit in the space provided below signify their agreement to the compensation provisions contained herein.


                                            iLINK TELECOM, INC.


                                            By: _______________________________
                                                Amar Bahadoorsingh, President


                                            CORPORATE RELATIONS GROUP, INC.


                                            By:  ______________________________
                                                 Roberto E. Veitia, President

                                    EXHIBIT D


                                 INDEMNIFICATION


         This Indemnification Agreement constitutes part of the Corporate Relations Agreement (the Agreement) dated the 22nd day of March, 1999, between Client (as defined in the Agreement) and CRG.

         Client acknowledges and agrees that if, in connection with the services or matters that are the subject of or arise out of such Agreement, CRG becomes involved (whether or not as a named party) in any action, claim or legal proceeding (including any governmental inquiry or investigation), Client agrees to reimburse CRG for its reasonable legal fees, disbursements of counsel and other expenses (including the cost of investigation and preparation) as they are incurred by CRG. Client also agrees to indemnify and hold CRG harmless against any losses, claims, damages or liabilities, joint or several, as incurred, to which CRG may become subject in connection with the services or matters which are the subject of or arise out of the Agreement; provided, however, that Client shall not be liable under the foregoing indemnity in respect of any loss, claim, damage or liability to the extent that a court having jurisdiction shall have determined by a final judgment that such loss, claim, damage or liability is a consequence of intentional fraudulent acts committed by CRG without the knowledge and/or consent of Client. In the event that the foregoing indemnity is unavailable by operation of law, then Client shall contribute to amounts paid or payable by CRG in respect of such losses, claims, damages and liabilities in the proportion that Client's interest bears to CRG's interest in the matters contemplated by the Agreement. If, however, the allocation provided by the immediately preceding sentence is not permitted by applicable law, or otherwise, then Client shall contribute to such amount paid or payable by CRG in such proportion as is appropriate to reflect not only such relative interests but also the relative fault of Client on the one hand and CRG on the other hand in connection with the matters as to which such losses, claims, damages or liabilities relate and other equitable considerations.

         Promptly after CRG's receipt of notice of the commencement of any action or of any claim, CRG will, if a claim in respect thereof is to be made against Client under this Indemnity Agreement, notify Client of the commencement thereof. In case any such action or claim is brought against CRG, Client will be entitled to participate therein and, to the extent that Client may wish, to assume the defense thereof, with counsel satisfactory to CRG. After notice from Client to CRG of Client's election to so assume the defense thereof, Client will not be liable to CRG for indemnification as provided in the preceding paragraph for any legal fees, disbursements of counsel or other expenses subsequently incurred by CRG in connection with the defense thereof other than reasonable costs of investigation; provided that CRG shall have the right to employ separate counsel if, in the reasonable judgment of CRG's counsel, it is advisable for CRG to be represented by separate counsel or if in the reasonable judgment of CRG's counsel, Client is not vigorously and actively defending against any such claim or claims, and in either such event the reasonable legal fees and disbursements of such separate counsel shall be paid by Client.

         The foregoing agreements shall apply to any modification of the Agreement, shall remain in full force and effect following the completion or termination of CRG's engagement under the Agreement and shall be in addition to any rights that CRG may have at common law or otherwise. The agreements in this Indemnification Agreement shall extend to and inure to the benefit of each person, if any, who may be deemed to control CRG, be controlled by CRG or be under common control with CRG and to CRG's, and to each such other person's respective affiliates, directors, officers, employees and agents. This Indemnification Agreement shall be binding on any successor of Client.

         Client represents that the Indemnification Agreement contained herein is the legal, valid, binding and enforceable obligation of Client, enforceable against Client according to its terms.

         This Indemnification Agreement shall be governed by, and construed in accordance with, the laws of the State of Florida without regard to principles of conflicts of law, and the forum for resolution of legal and interpretative issues shall be the Federal District courts in the State of Florida.

         The parties hereto by signing this Exhibit in the space provided below signify their agreement to the indemnification provisions contained herein.


                                        iLINK TELECOM, INC.


                                        By: ---------------------------------
                                            Amar Bahadoorsingh, President


                                        CORPORATE RELATIONS GROUP, INC.


                                         By: --------------------------------
                                             Roberto E. Veitia, President